Exhibit 3.1

AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

OF

BOINGO WIRELESS, INC.

Boingo Wireless, Inc. (the “Corporation”), a corporation duly organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the “DGCL”),

DOES HEREBY CERTIFY THAT:

1.             The original Certificate of Incorporation of the Corporation was filed with the Secretary of State of the State of Delaware on April 16, 2001, under the name of Project Mammoth, Inc.

2.             An Amended and Restated Certificate of Incorporation was filed with the Secretary of State of the State of Delaware on July 20, 2001.

3.             A Certificate of Amendment to the Certificate of Incorporation was filed with the Secretary of State of the State of Delaware on October 17, 2001.

4.             An Amended and Restated Certificate of Incorporation was filed with the Secretary of State of the State of Delaware on February 11, 2002.

5.             An Amended and Restated Certificate of Incorporation was filed with the Secretary of State of the State of Delaware on September 17, 2003.

6.             An Amended and Restated Certificate of Incorporation was filed with the Secretary of State of the State of Delaware on August 11, 2005.

7.             An Amended and Restated Certificate of Incorporation was filed with the Secretary of State of the State of Delaware on June 23, 2006.

8.             An Amended and Restated Certificate of Incorporation was filed with the Secretary of State of the State of Delaware on August 9, 2006.

9.             This Amended and Restated Certificate of Incorporation restates, integrates and amends the Amended and Restated Certificate of Incorporation of the Corporation to read as herein set forth in full:

FIRST:    The name of the Corporation is Boingo Wireless, Inc.

SECOND:   The address of the registered office of the Corporation in the State of Delaware is Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle 19801.  The name and address of the Corporation’s registered agent in the State of Delaware is The Corporation Trust Company, Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle 19801.

THIRD:   The purpose of the Corporation is to engage in any lawful act or activity for which a corporation may now or hereafter be organized under the DGCL.

FOURTH:

A.            The Corporation is authorized to issue two classes of shares to be designated respectively common stock and preferred stock.  The total number of shares that the Corporation shall have authority to issue is Two Hundred Seventy Seven Million Seven Hundred Forty Five Thousand Six Hundred Sixty (277,745,660); One Hundred Seventy Four Million Five Hundred Thousand (174,500,000) shares of which shall be designated common stock (the “Common Stock”) having a par value of $0.0001 per share, and One Hundred Three Million Two Hundred Forty Five Thousand Six Hundred Sixty (103,245,660) shares of which shall be designated preferred stock (the “Preferred Stock”) having a par value of $0.0001 per share.

B.                  The Preferred Stock shall be divided into four or more series.  The first series shall consist of Twenty-Five Million Two Hundred Sixty-Two Thousand Eight Hundred Thirty One (25,262,831) shares, par value $0.0001, and is designated as the Series A Convertible Preferred Stock (the “Series A Preferred”). The Second series shall consist of Five Million Five Hundred Twenty-Four Thousand Eight Hundred Forty-Six (5,524,846) shares, par value $0.0001, and is designated as the Series A-2 Convertible Preferred Stock (the “Series A-2 Preferred”, together with the Series A Preferred, the “Series A and A-2 Preferred”). The Third series shall consist of Seventeen Million Five Hundred Thousand (17,500,000) shares, par value $0.0001, and is designated as the Series B Convertible Preferred Stock (the “Series B Preferred”).  The Fourth series shall consist of Fifty Four Million Nine Hundred Fifty Seven Thousand Nine Hundred Eighty Three (54,957,983) shares, par value $0.0001, and is designated the Series C Convertible Preferred Stock (the “Series C Preferred”).

C.            The number of shares of authorized Common Stock of the Corporation may be increased or decreased (subject to Section 5(j) hereof, and in any case not below the number of shares of Common Stock then outstanding) by the written consent or affirmative vote of the holders of a majority of the outstanding shares of capital stock of the Corporation entitled to vote thereon, voting together as a single class notwithstanding the provisions of Section 242(b)(2) of the DGCL, and the holders of Common Stock shall not be entitled to a separate class vote with respect thereto.

D.            The powers, preferences, rights, restrictions, and other matters relating to the Preferred Stock are as follows:

1.             Voting Rights.

(a)           General.  Except as may be otherwise provided in these terms of the Series A Preferred, Series A-2 Preferred, Series B Preferred, or Series C Preferred or by law, the Series A Preferred, Series A-2 Preferred, the Series B Preferred, and the Series C Preferred shall vote together with the Common Stock of the Corporation as a single class on all actions to be taken by the stockholders of the Corporation, including, but not limited to actions amending the Certificate of Incorporation of the Corporation to increase the number of authorized shares of Common Stock.  Each share of Series A Preferred, Series A-2 Preferred, Series B Preferred, and Series C Preferred shall entitle the holder thereof to such number of votes per share on each such action as shall equal the number of shares of Common Stock (including fractions of a share) into which such share of Series A Preferred, Series A-2 Preferred, Series B Preferred, or Series C Preferred is then convertible.

(b)           Board Size.  The Corporation shall not, without the written consent or affirmative vote of the holders of at least two-thirds of the then outstanding shares of Series A Preferred, Series A-2 Preferred, Series B Preferred, and Series C Preferred given in writing or by vote at a meeting, consenting or voting (as the case may be) together as a single class, increase the maximum number of directors constituting the Board of Directors to a number in excess of seven (7).

(c)           Board Seats.

(i)  The holders of the Series A Preferred, voting as a separate series, shall be entitled to elect two (2) directors of the Corporation (each a “Series A Director”).  The holders of the Series B Preferred and Series C Preferred, voting as a combined series, shall be entitled to elect one (1) director of the Corporation (the “Series B/C Director”).  The holders of the Series C Preferred, voting as a separate series, shall be entitled to elect one (1) director of the Corporation (the “Series C Director”).  The holders of the Common Stock, voting as a separate class, shall be entitled to elect two (2) directors of the Corporation.  One director of the Corporation shall be such person, if any, who has received a plurality vote of the holders of the Series A Preferred, Series A-2 Preferred,  Series B Preferred and Series C Preferred, voting together as a single class, and a plurality vote of the holders of the Common Stock, voting as a separate class.  All other directors shall be elected by the holders of the Series A Preferred, Series A-2 Preferred, Series B Preferred, Series C Preferred and Common Stock voting together as a single class assuming conversion of such Preferred Stock in accordance with the provisions of this Amended and Restated Certificate of Incorporation.

(ii)  At any meeting (or in a written consent in lieu thereof) held for the purpose of electing directors, the presence in person or by proxy (or the written consent) of the holders of a majority of (i) the shares of Series A Preferred then outstanding shall constitute a quorum of the Series A Preferred for the election of directors to be elected solely by the holders of the Series A Preferred, (ii) the shares of Series B Preferred and Series C Preferred then outstanding shall constitute a quorum of the Series B Preferred and Series C Preferred for the election of directors to be elected solely by the holders of the Series B Preferred and Series C Preferred, as a combined series, (iii) the shares of Series C Preferred then outstanding shall constitute a quorum of the Series C Preferred for the election of directors to be elected solely by the holders of the Series C Preferred, as a separate series, (iv) the shares of Common Stock then outstanding shall constitute a quorum of the Common Stock for the election of directors to be elected solely by the holders of the Common Stock, (v) the shares of Series A Preferred, Series A-2 Preferred, Series B Preferred, and Series C Preferred then outstanding shall constitute a quorum of the Series A Preferred, Series A-2 Preferred, Series B Preferred, and Series C Preferred, and the shares of Common Stock then outstanding shall constitute a quorum of the Common Stock for the election of the director to be elected jointly by the holders of the Series A Preferred, Series A-2 Preferred, Series B Preferred, Series C Preferred,  and the Common Stock, and (vi) the shares of Series A Preferred, Series A-2 Preferred, Series B Preferred, Series C Preferred, and Common Stock then outstanding, assuming conversion of such Preferred Stock in accordance with the provisions of this Amended and Restated Certificate of Incorporation, shall constitute a quorum of the Series A Preferred, Series A-2 Preferred, Series B Preferred, Series C Preferred  and Common Stock for the election of all directors to be elected jointly by the holders of the Series A Preferred, Series A-2 Preferred, Series B Preferred, Series C Preferred and Common Stock.

(iii)  A vacancy in any directorship elected by the holders of the Series A Preferred shall be filled only by vote or written consent of the holders of the Series A Preferred.  A vacancy in any directorship elected by the holders of the Common Stock shall be filled only by vote or written consent of the holders of the Common Stock.  A vacancy in any directorship elected by the holders of the Series B Preferred and Series C Preferred, voting as a combined series, shall be filled only by vote or written consent of the holders of the Series B Preferred and Series C Preferred, voting as a combined series.  A vacancy in any directorship elected by the holders of the Series C Preferred, voting as a separate series, shall be filled only by vote or written consent of the holders of the Series C Preferred, voting as a separate series.  A vacancy in the directorship elected jointly by the holders of the Series A Preferred, Series A-2 Preferred,  Series B Preferred, Series C Preferred  and the Common Stock shall be filled only by vote or written consent of the Series A Preferred, Series A-2 Preferred,  Series B Preferred, Series C Preferred and the Common Stock.  Any other vacancy in the directorship shall be filled by vote or written consent of the holders of the Series A Preferred, Series A-2 Preferred, Series B Preferred, Series C Preferred and Common Stock voting together as a single class assuming conversion of such Preferred Stock in accordance with the provisions of this Amended and Restated Certificate of Incorporation.

2.             Dividends.

(a) The holders of the Series A Preferred shall be entitled to receive, out of funds legally available therefor, when and if declared by the Board of Directors, quarterly dividends at the rate per annum of $0.03 per share (the “Series A Accruing Dividends”).  Series A Accruing Dividends shall accrue from day to day, whether or not earned or declared, and shall be cumulative.

(b) The holders of the Series A-2 Preferred shall be entitled to receive, out of funds legally available therefor, when and if declared by the Board of Directors, quarterly dividends at the rate per annum of $0.043 per share (the “Series A-2 Accruing Dividends”).  Series A-2 Accruing Dividends shall accrue from day to day, whether or not earned or declared, and shall be cumulative.

(c) The holders of the Series B Preferred shall be entitled to receive, out of funds legally available therefor, when and if declared by the Board of Directors, quarterly dividends at the rate per annum of $0.03 per share (the “Series B Accruing Dividends”).  Series B Accruing Dividends with respect to a share of Series B Preferred shall accrue from day to day, commencing on the date that such share of Series B Preferred is issued, whether or not earned or declared, and shall be cumulative.

(d)  The holders of the Series C Preferred shall be entitled to receive, out of funds legally available therefor, when and if declared by the Board of Directors, quarterly dividends at the rate per annum of $0.0595 per share (the “Series C Accruing Dividends”, together with the Series A Accruing Dividends, the Series A-2 Accruing Dividends, and the Series B Accruing Dividends, the “Accruing Dividends”).  Series C Accruing Dividends with respect to a share of Series C Preferred shall accrue from day to day, commencing on the date that such share of Series C Preferred is issued, whether or not earned or declared, and shall be cumulative.

3.             Liquidation.

(a) Upon any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary (a “Liquidation Event”), the holders of the shares of Series C Preferred shall be entitled, before any distribution or payment is made upon any stock ranking on liquidation junior to the Series C Preferred, to be paid an amount equal to $1.19 per share, plus, in the case of each share, an amount equal to all Series C Accruing Dividends unpaid thereon (whether or not declared) and any other dividends declared but unpaid thereon, computed to the date payment thereof is made available, such amount payable with respect to one share of Series C Preferred being sometimes referred to as the “Series C Liquidation Preference Payment” and with respect to all shares of Series C Preferred being sometimes referred to as the “Series C Liquidation Preference Payments”.

(b)  Upon any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, after the holders of Series C Preferred shall have been paid in full the Series B Liquidation Preference Payments, the holders of the shares of Series B Preferred shall be entitled, before any distribution or payment is made upon any stock ranking on liquidation junior to the Series B Preferred, to be paid an amount equal to $0.60 per share, plus, in the case of each share, an amount equal to all Series B Accruing Dividends unpaid thereon (whether or not declared) and any other dividends declared but unpaid thereon, computed to the date payment thereof is made available, such amount payable with respect to one share of Series B Preferred being sometimes referred to as the “Series B Liquidation Preference Payment” and with respect to all shares of Series B Preferred being sometimes referred to as the “Series B Liquidation Preference Payments”.

(c) Upon any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, after the holders of Series B Preferred shall have been paid in full the Series B Liquidation Preference Payments, the holders of the shares of Series A Preferred and the Series A-2 Preferred shall be entitled, before any distribution or payment is made upon any stock ranking on liquidation junior to the Series A and A-2 Preferred, to be paid an amount equal to $.60 per share and $0.86 per share, respectively, plus, in the case of each such share, an amount equal to all Series A Accruing Dividends and Series A-2 Accruing Dividends, as the case may be, unpaid thereon (whether or not declared) and any other dividends declared but unpaid thereon, computed to the date payment thereof is made available.  Such amount payable with respect to one share of Series A Preferred shall be referred to as the “Series A Liquidation Preference Payment” and with respect to all shares of Series A Preferred being sometimes referred to as the “Series A Liquidation Preference Payments”.  Such amount payable with respect to one share of Series A-2 Preferred shall be referred to as the “Series A-2 Liquidation Preference Payment” and with respect to all shares of Series A-2 Preferred being sometimes referred to as the “Series A-2 Liquidation Preference Payments,” and together with the Series C Liquidation Preference Payments, the Series B Liquidation Preference Payments and the Series A Liquidation Preference Payments, the “Liquidation Preference Payment.”

(d) If upon such liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, the assets to be distributed among the holders of Series C Preferred shall be insufficient to permit payment in full to the holders of the Series C Preferred of the Series C Liquidation Preference Payments, then the entire assets of the Corporation to be so distributed shall be first distributed ratably among the holders of the Series C Preferred based on the Series C Liquidation Preference Payment.  If upon such liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary and after the holders of Series C Preferred have been paid in full the Series C Liquidation Preference Payment, the assets to be distributed among the holders of Series B Preferred shall be insufficient to permit payment in full to the holders of the Series B Preferred of the Series B Liquidation Preference Payments, then the entire assets of the Corporation to be so distributed (after distribution of the Series C Liquidation Preference Payment) shall be first distributed ratably among the holders of the Series B Preferred based on the Series B Liquidation Preference Payment.  If upon such liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary and after the holders of Series B Preferred have been paid in full the Series B Liquidation Preference Payment, the assets to be distributed among the holders of Series A and A-2 Preferred shall be insufficient to permit payment in full to the holders of the Series A and A-2 Preferred of the Series A Liquidation Preference Payments and the Series A-2 Liquidation Preference Payments, then the entire assets of the Corporation to be so distributed (after distribution of the Series C Liquidation Preference Payment and the Series B Liquidation Preference Payment) shall be distributed ratably among the holders of Series A and A-2 Preferred based on their respective Liquidation Preference Payments.

(e) Upon any such liquidation, dissolution or winding up of the Corporation, immediately after the holders of the Series C Preferred, the Series B Preferred, and the Series A and A-2 Preferred shall have been paid in full the Liquidation Preference Payments, the remaining assets of the Corporation available for distribution shall be distributed ratably among the holders of the Series C Preferred, the Series B Preferred, and the Series A and A-2 Preferred and Common Stock (with each share of Preferred Stock being deemed, for such purpose, to be equal to the number of shares of Common Stock (including fractions of a share) into which such share of Preferred Stock is convertible immediately prior to the close of business on the business day fixed for such distribution), provided however, that the total distribution to the holders of Series C Preferred, Series B Preferred, Series A Preferred and Series A-2 Preferred under subparagraphs 3(a), 3(b), 3(c) and 3(d) shall not exceed $2.38, $1.20, $1.20 and $1.72, respectively, per share of Series C Preferred, Series B Preferred, Series A Preferred and Series A-2 Preferred (subject to appropriate adjustments for stock splits, stock combinations, stock dividends and recapitalizations of any or all of the Series C Preferred, Series B Preferred, the Series A Preferred and the Series A-2 Preferred) unless the holders of Series C Preferred, Series B Preferred, Series A Preferred or Series A-2 Preferred elect to convert their Preferred Stock into Common Stock of the Corporation.

(f) Written notice of such liquidation, dissolution or winding up, stating a payment date, the amount of the Liquidation Preference Payments and the place where said Liquidation Preference Payments shall be payable, shall be delivered in person, mailed by certified or registered mail, return receipt requested, or sent by telecopier or telex, not less than 10 days prior to the payment date stated therein, to the holders of record of Series A Preferred, Series A-2 Preferred, Series B Preferred and Series C Preferred, such notice to be addressed to each such holder at its address as shown by the records of the Corporation. The acquisition of the Corporation by another entity by means of any transaction or series of related transactions, including  without limitation a consolidation or merger of the Corporation into or with any other entity or entities which results in the exchange of outstanding shares of the Corporation for securities or other consideration issued or paid or caused to be issued or paid by any such entity or affiliate thereof (other than a merger to reincorporate the Corporation in a different jurisdiction), and the sale, lease, abandonment, transfer or other disposition by the Corporation of all or substantially all its assets, shall be deemed to be a liquidation, dissolution or winding up of the Corporation within the meaning of the provisions of this paragraph 3.  In connection with any such transaction contemplated by the preceding sentence, all consideration payable to the stockholders of the Corporation, in connection with a merger or consolidation, or all consideration payable to the Corporation, together with all other available assets of the Corporation (net of obligations owed by the Corporation), in the case of an asset sale, shall be paid to and deemed (to the fullest extent permitted by law) distributed (in the case of a merger or consolidation) or available for distribution and payment as provided herein (in the case of a sale of assets), as applicable, to the holders of capital stock of the Corporation in accordance with the preference and priorities set forth in this paragraph 3, with such preferences and priorities specifically intended to be applicable in any such merger, consolidation or sale transaction as if the same were a liquidation, dissolution or winding up.  If applicable, the Corporation shall either (i) cause the agreement and plan of merger or consolidation to provide as a consequence of such merger or consolidation for the conversion of the Series A Preferred, Series A-2 Preferred, Series B Preferred, and Series C Preferred into the right to receive an amount (either in cash, or, at the option of a majority in interest of the holders of the Series C Preferred, the Series B Preferred and Series A and A-2 Preferred in the case of a merger or consolidation for stock, stock of the surviving corporation) equal to the applicable amount payable under this paragraph 3; or (ii) immediately concurrent with the consummation with the sale of all or substantially all of the assets of the Corporation, the redemption of all outstanding shares of the Series A Preferred, Series A-2 Preferred,  Series B Preferred and Series C Preferred for an amount (either in cash or, at the option of a majority in interest of the holders of each of  the Series C Preferred, Series B Preferred, and Series A and A-2 Preferred in the case of a sale of assets for stock, stock of the surviving corporation) equal to the applicable amount payable under this paragraph 3.  In the event of the foregoing redemption, (i) the Corporation shall revalue its assets and liabilities to the fullest extent permitted by law to determine lawfully available funds for such redemption, and (ii) if the Corporation shall not have such funds available to redeem all such shares, the Corporation shall redeem such shares to the fullest extent of available funds as the same became available in accordance with the preferences and priorities set forth in this paragraph 3.

For purposes of this Section 3, (1) the Series B Preferred shall rank on liquidation junior to the Series C Preferred Stock, (2) the Series A and A-2 Preferred shall rank on liquidation junior to the Series B Preferred and (3) the Common Stock shall rank on liquidation junior to the Series A and A-2 Preferred.

(g)  Notwithstanding anything herein to the contrary, the Liquidation Preference Payment for each of the Series A Preferred Stock, Series A-2 Preferred Stock, Series B Preferred Stock, and Series C Preferred Stock may be waived by the written consent of at least 50% of the then outstanding shares of Series A Preferred Stock, 50% of the then outstanding shares of Series A-2 Preferred Stock, 70% of the then outstanding shares of Series B Preferred Stock, or 70% of the then outstanding shares of Series C Preferred Stock, respectively.

4.             Restrictions.

(a) At any time when shares of Series A Preferred or Series A-2 Preferred are outstanding, except where the vote or written consent of the holders of a greater number of shares of the Corporation is required by law or by this Amended and Restated Certificate of Incorporation, and in addition to any other vote required by law or this Amended and Restated Certificate of Incorporation, without the approval of the holders of a majority of the then outstanding shares of Series A and A-2 Preferred, given in writing or by vote at a meeting, consenting or voting (as the case may be) together as a single class, the Corporation will not:

(i)    Create or authorize the creation of any additional class or series of shares of stock unless the same ranks junior to the Series A and A-2 Preferred as to the distribution of assets on the liquidation, dissolution or winding up of the Corporation, or increase the authorized amount of the Series A Preferred or Series A-2 Preferred or increase the authorized amount of any additional class or series of shares of stock unless the same ranks junior to the Series A and A-2 Preferred as to the distribution of assets on the liquidation, dissolution or winding up of the Corporation, or create or authorize any obligation or security convertible into shares of Series A Preferred or Series A-2 Preferred or into shares of any other class or series of stock unless the same ranks junior to the Series A and A-2 Preferred as to the distribution of assets on the liquidation, dissolution or winding up of the Corporation, whether any such creation, authorization or increase shall be by means of amendment to this Amended and Restated Certificate of Incorporation or by merger, consolidation or otherwise;

(ii)   Consent to any liquidation, dissolution or winding up of the Corporation or consolidate or merge into or with any other entity or entities, or sell, lease, abandon, transfer or otherwise dispose of all or substantially all its assets;

(iii)  Purchase or set aside any sums for the purchase of, or pay any dividend or make any distribution on, any shares of stock other than the Series A and A-2 Preferred, except for (1) Accruing Dividends or dividends or other distributions payable on the Common Stock solely in the form of additional shares of Common Stock, (2) pursuant to the redemption provisions set forth in paragraphs 3 and 6 of this Amended and Restated Certificate of Incorporation  and (3) for the purchase of shares of Common Stock from former employees or consultants of the Corporation who acquired such shares directly from the Corporation, if each such purchase is made pursuant to contractual rights held by the Corporation relating to the termination of employment of such former employee and the purchase price does not exceed the original issue price paid by such former employee to the Corporation for such shares or such other purchase price as set forth in applicable agreements;

(iv)  Redeem or otherwise acquire any shares of Series A Preferred or Series A-2 Preferred except as expressly authorized in paragraph 6 hereof or pursuant to a purchase offer made pro rata to all holders of the shares of Series A and A-2 Preferred on the basis of the aggregate number of outstanding shares of Series A and A-2 Preferred then held by each such holder;

(v)  Amend, alter or repeal  its Amended and Restated Certificate of Incorporation or Bylaws (“Bylaws”) in a manner materially adverse to the holders of the Series A Preferred or Series A-2 Preferred;

(vi)  Amend (whether by merger, consolidation or otherwise), modify or waive any provision of the terms of the Series A and A-2 Preferred contained in this Amended and Restated Certificate of Incorporation.

(b)  At any time when shares of Series A-2 Preferred are outstanding, except where the vote or written consent of the holders of a greater number of shares of the Corporation is required by law or by this Amended and Restated Certificate of Incorporation, and in addition to any other vote required by law or this Amended and Restated Certificate of Incorporation, without the approval of the holders of a majority of the then outstanding shares of Series A-2 given in writing or by vote at a meeting, consenting or voting (as the case may be), separately as a series, the Corporation will not:

(i)            Amend, alter or repeal its Amended and Restated Certificate of Incorporation or Bylaws in a manner materially adverse to the holders of the Series A-2 Preferred, which is not materially adverse to the holders of the Series A Preferred; or

(ii)           Amend (whether by merger, consolidation or otherwise), modify or waive (collectively, a “Modification”) any provision of the terms of the Series A-2 Preferred contained in this Amended and Restated Certificate of Incorporation unless a corresponding Modification is also made to the terms of the Series A Preferred.

(c)  At any time when shares of Series B Preferred are outstanding, except where the vote or written consent of the holders of a greater number of shares of the Corporation is required by law or by this Amended and Restated Certificate of Incorporation, and in addition to any other vote required by law or this Amended and Restated Certificate of Incorporation, without the approval of the holders of two-thirds of the then outstanding shares of Series B Preferred, given in writing or by vote at a meeting, consenting or voting (as the case may be) together as a single class, the Corporation will not:

(i)    Create or authorize the creation of any additional class or series of shares of stock unless the same ranks junior to the Series B Preferred as to the distribution of assets on the liquidation, dissolution or winding up of the Corporation, or increase the authorized amount of the Series B Preferred or increase the authorized amount of any additional class or series of shares of stock unless the same ranks junior to the Series B Preferred as to the distribution of assets on the liquidation, dissolution or winding up of the Corporation, or create or authorize any obligation or security convertible into shares of Series B Preferred or into shares of any other class or series of stock unless the same ranks junior to the Series B Preferred as to the distribution of assets on the liquidation, dissolution or winding up of the Corporation, whether any such creation, authorization or increase shall be by means of amendment to this Amended and Restated Certificate of Incorporation or by merger, consolidation or otherwise;

(ii)   Consent to any liquidation, dissolution or winding up of the Corporation or consolidate or merge into or with any other entity or entities, or sell, lease, abandon, transfer or otherwise dispose of all or substantially all its assets;

(iii)  Purchase or set aside any sums for the purchase of, or pay any dividend or make any distribution on, any shares of stock other than the Series B Preferred, except for (1) Accruing Dividends or dividends or other distributions payable on the Common Stock solely in the form of additional shares of Common Stock, (2) pursuant to the redemption provisions set forth in paragraphs 3 and 6 of this Amended and Restated Certificate of Incorporation  and t (3) for the purchase of shares of Common Stock from former employees or consultants of the Corporation who acquired such shares directly from the Corporation, if each such purchase is made pursuant to contractual rights held by the Corporation relating to the termination of employment of such former employee and the purchase price does not exceed the original issue price paid by such former employee to the Corporation for such shares;

(iv)  Redeem or otherwise acquire any shares of Series B Preferred except as expressly authorized in paragraph 3 or 6 hereof or pursuant to a purchase offer made pro rata to all holders of the shares of Series B Preferred on the basis of the aggregate number of outstanding shares of Series B Preferred then held by each such holder;

(v)  Amend, alter or repeal (whether by merger, consolidation or otherwise) its Amended and Restated Certificate of Incorporation or Bylaws in a manner adverse to the holders of the Series B Preferred;

(vi)  Amend (whether by merger, consolidation or otherwise), modify or waive any provision of the terms of the Series B Preferred contained in this Amended and Restated Certificate of Incorporation.

(d)  At any time when shares of Series C Preferred are outstanding, except where the vote or written consent of the holders of a greater number of shares of the Corporation is required by law or by this Amended and Restated Certificate of Incorporation, and in addition to any other vote required by law or this Amended and Restated Certificate of Incorporation, without the approval of the holders of 70% of the then outstanding shares of Series C Preferred, given in writing or by vote at a meeting, consenting or voting (as the case may be) together as a single class, the Corporation will not:

(i)    Create or authorize the creation of any additional class or series of shares of stock unless the same ranks junior to the Series C Preferred as to the distribution of assets on the liquidation, dissolution or winding up of the Corporation, or increase the authorized amount of the Series C Preferred or increase the authorized amount of any additional class or series of shares of stock unless the same ranks junior to the Series C Preferred as to the distribution of assets on the liquidation, dissolution or winding up of the Corporation, or create or authorize any obligation or security convertible into shares of Series C Preferred or into shares of any other class or series of stock unless the same ranks junior to the Series C Preferred as to the distribution of assets on the liquidation, dissolution or winding up of the Corporation, whether any such creation, authorization or increase shall be by means of amendment to this Amended and Restated Certificate of Incorporation or by merger, consolidation or otherwise;

(ii)   Consent to any liquidation, dissolution or winding up of the Corporation or consolidate or merge into or with any other entity or entities, or sell, lease, abandon, transfer or otherwise dispose of all or substantially all its assets;

(iii)  Purchase or set aside any sums for the purchase of, or pay any dividend or make any distribution on, any shares of stock other than the Series C Preferred, except for (1) Series C Accruing Dividends  or dividends or other distributions payable on the Common Stock solely in the form of additional shares of Common Stock, (2) pursuant to the redemption provisions set forth in paragraphs 3 and 6 of this Amended and Restated Certificate of Incorporation and (3)  the purchase of shares of Common Stock from former employees or consultants of the Corporation who acquired such shares directly from the Corporation, if each such purchase is made pursuant to contractual rights held by the Corporation relating to the termination of employment of such former employee and the purchase price does not exceed the original issue price paid by such former employee to the Corporation for such shares;

(iv)  Redeem or otherwise acquire any shares of Series C Preferred except as expressly authorized in paragraph 3 or 6 hereof or pursuant to a purchase offer made pro rata to all holders of the shares of Series C Preferred on the basis of the aggregate number of outstanding shares of Series C Preferred then held by each such holder;

(v)  Amend, waive, alter or repeal (whether by merger, consolidation or otherwise) its Amended and Restated Certificate of Incorporation or Bylaws in a manner adverse to the holders of the Series C Preferred;

(vi)  Amend (whether by merger, consolidation or otherwise), modify or waive any provision of the terms of the Series C Preferred contained in this Amended and Restated Certificate of Incorporation;

(vii)  effect the sale of any material assets of the Corporation, including but not limited to intellectual property, other than in the ordinary course of business.

5.             Conversions.  The holders of shares of Series A Preferred, Series A-2 Preferred, Series B Preferred, and Series C Preferred shall have the following conversion rights:

(a)           Right to Convert.

(i) Subject to the terms and conditions of this paragraph 5, the holder of any share or shares of Series A Preferred shall have the right, at its option at any time, to convert any such shares of Series A Preferred (except that upon any liquidation of the Corporation the right of conversion shall terminate at the close of business on the business day fixed for payment of the amount distributable on the Series A Preferred) into such number of fully paid and nonassessable shares of Common Stock as is obtained by (i) multiplying the number of shares of Series A

Preferred so to be converted by $0.60 and (ii) dividing the result by the conversion price of $0.60 per share or, in case an adjustment of such price has taken place pursuant to the further provisions of this paragraph 5, then by the conversion price as last adjusted and in effect at the date any share or shares of Series A Preferred are surrendered for conversion (such price, or such price as last adjusted, being referred to as the “Series A Conversion Price”).

(ii) Subject to the terms and conditions of this paragraph 5, the holder of any share or shares of Series A-2 Preferred shall have the right, at its option at any time, to convert any such shares of Series A-2 Preferred (except that upon any liquidation of the Corporation the right of conversion shall terminate at the close of business on the business day fixed for payment of the amount distributable on the Series A-2 Preferred) into such number of fully paid and nonassessable shares of Common Stock as is obtained by (i) multiplying the number of shares of Series A-2 Preferred so to be converted by $0.86 and (ii) dividing the result by the conversion price of $0.805214587 per share or, in case an adjustment of such price has taken place pursuant to the further provisions of this paragraph 5, then by the conversion price as last adjusted and in effect at the date any share or shares of Series A-2 Preferred are surrendered for conversion (such price, or such price as last adjusted, being referred to as the “Series A-2 Conversion Price”).

(iii) Subject to the terms and conditions of this paragraph 5, the holder of any share or shares of Series B Preferred shall have the right, at its option at any time, to convert any such shares of Series B Preferred (except that upon any liquidation of the Corporation the right of conversion shall terminate at the close of business on the business day fixed for payment of the amount distributable on the Series B Preferred) into such number of fully paid and nonassessable shares of Common Stock as is obtained by (i) multiplying the number of shares of Series B Preferred so to be converted by $0.60 and (ii) dividing the result by the conversion price of $0.60 per share or, in case an adjustment of such price has taken place pursuant to the further provisions of this paragraph 5, then by the conversion price as last adjusted and in effect at the date any share or shares of Series B Preferred are surrendered for conversion (such price, or such price as last adjusted, being referred to as the “Series B Conversion Price”).

(iv) Subject to the terms and conditions of this paragraph 5, the holder of any share or shares of Series C Preferred shall have the right, at its option at any time, to convert any such shares of Series C Preferred (except that upon any liquidation of the Corporation the right of conversion shall terminate at the close of business on the business day fixed for payment of the amount distributable on the Series C Preferred) into such number of fully paid and nonassessable shares of Common Stock as is obtained by (i) multiplying the number of shares of Series C Preferred so to be converted by $1.19 and (ii) dividing the result by the conversion price of $0.99167 per share or, in case an adjustment of such price has taken place pursuant to the further provisions of this paragraph 5, then by the conversion price as last adjusted and in effect at the date any share or shares of Series C Preferred are surrendered for conversion (such price, or such price as last adjusted, being referred to as the “Series C Conversion Price”).

(v)  Such rights of conversion shall be exercised by the holder thereof by giving written notice that the holder elects to convert a stated number of shares of Series A Preferred, Series A-2 Preferred, Series B Preferred, or Series C Preferred into Common Stock and by surrender of a certificate or certificates for the shares so to be converted to the Corporation at its principal office (or such other office or agency of the Corporation as the Corporation may designate by notice in writing to the holders of the Series A Preferred, Series A-2 Preferred, Series B Preferred, or Series C Preferred as applicable) at any time during its usual business hours on the date set forth in such notice, together with a statement of the name or names (with address) in which the certificate or certificates for shares of Common Stock shall be issued.

(b)           Issuance of Certificates; Time Conversion Effected.  Promptly after the receipt of the written notice referred to in subparagraph 5(a)(iv) and surrender of the certificate or certificates for the share or shares of Series A Preferred, Series A-2 Preferred, Series B Preferred, or Series C Preferred to be converted, the Corporation shall issue and deliver, or cause to be issued and delivered, to the holder, registered in such name or names as such holder may direct, a certificate or certificates for the number of whole shares of Common Stock issuable upon the conversion of such share or shares of Series A Preferred, Series A-2 Preferred, Series B Preferred, or Series C Preferred as the case may be.  To the extent permitted by law, such conversion shall be deemed to have been effected and the Series A Conversion Price, Series A-2 Conversion Price, the Series B Conversion Price, or the Series C Conversion Price, as the case may be, shall be determined as of the close of business on the date on which such written notice shall have been received by the Corporation and the certificate or certificates for such share or shares shall have been surrendered as aforesaid, and at such time the rights of the holder of such share or shares of Series A Preferred, Series A-2 Preferred, Series B Preferred, or Series C Preferred as applicable, shall cease, and the person or persons in whose name or names any certificate or certificates for shares of Common Stock shall be issuable upon such conversion shall be deemed to have become the holder or holders of record of the shares represented thereby.

(c)           Fractional Shares; Dividends; Partial Conversion.  No fractional shares shall be issued upon conversion of Preferred Stock into Common Stock and no payment or adjustment shall be made upon any conversion on account of any cash dividends on the Common Stock issued upon such conversion. At the time of each conversion, the Corporation shall pay in cash an amount equal to all dividends declared and unpaid on the shares of Series A Preferred, Series A-2 Preferred, Series B Preferred, or Series C Preferred, as the case may be, surrendered for conversion to the date upon which such conversion is deemed to take place as provided in subparagraph 5(b).  In case the number of shares of Series A Preferred, Series A-2 Preferred, Series B Preferred, or Series C Preferred represented by the certificate or certificates surrendered pursuant to subparagraph 5(a) exceeds the number of shares converted, the Corporation shall, upon such conversion, execute and deliver to the holder, at the expense of the Corporation, a new certificate or certificates for the number of shares of Series A Preferred, Series A-2 Preferred, Series B Preferred, or Series C Preferred, as the case may be, represented by the certificate or certificates surrendered which are not to be converted. If any fractional share of Common Stock would, except for the provisions of the first sentence of this subparagraph 5(c), be delivered upon such conversion, the Corporation, in lieu of delivering such fractional share, shall pay to the holder surrendering the Series A Preferred, Series A-2 Preferred, Series B Preferred, or Series C Preferred for conversion an amount in cash equal to the current market price of such fractional share as determined in good faith by the Board of Directors of the Corporation.

(d)           Adjustment of Price Upon Issuance of Common Stock.  Except as provided in subparagraph 5(e), if and whenever the Corporation shall, after the date hereof, issue or sell, or is, in accordance with subparagraphs 5(d)(1) through 5(d)(7), deemed to have issued or sold, any shares of Common Stock for a consideration per share less than the Series A Conversion Price, Series A-2 Conversion Price, Series B Conversion Price, or Series C Conversion Price in effect immediately prior to the time of such issue or sale, then, forthwith upon such issue or sale, the Series A Conversion Price, Series A-2 Conversion Price, Series B Conversion Price, or Series C Conversion Price, as applicable, shall be reduced to the price determined by dividing (i) an amount equal to the sum of (a) the number of shares of Common Stock outstanding immediately prior to such issue or sale multiplied by the then existing per share Series A Conversion Price, Series A-2 Conversion Price, Series B Conversion Price, or Series C Conversion Price, as applicable, and (b) the consideration, if any, received by the Corporation upon such issue or sale, by (ii) the total number of shares of Common Stock outstanding immediately after such issue or sale.

For purposes of this subparagraph 5(d), the following subparagraphs 5d(1) to 5d(7) shall also be applicable:

(d)(1) Issuance of Rights or Options.  In case at any time the Corporation shall in any manner grant (whether directly or by assumption in a merger or otherwise) any warrants or other rights to subscribe for or to purchase, or any options for the purchase of, Common Stock or any stock or security convertible into or exchangeable for Common Stock (such warrants, rights or options being called “Options” and such convertible or exchangeable stock or securities being called “Convertible Securities”) whether or not such Options or the right to convert or exchange any such Convertible Securities are immediately exercisable, and the price per share for which Common Stock is issuable upon the exercise of such Options or upon the conversion or exchange of such Convertible Securities (determined by dividing (i) the total amount, if any, received or receivable by the Corporation as consideration for the granting of such Options, plus the minimum aggregate amount of additional consideration payable to the Corporation upon the exercise of all such Options, plus, in the case of such Options which relate to Convertible Securities, the minimum aggregate amount of additional consideration, if any, payable upon the issue or sale of such Convertible Securities and upon the conversion or exchange thereof, by (ii) the total maximum number of shares of Common Stock issuable upon the exercise of such Options or upon the conversion or exchange of all such Convertible Securities issuable upon the exercise of such Options) shall be less than the Series A Conversion Price, Series A-2 Conversion Price, Series B Conversion Price, or Series C Conversion Price in effect immediately prior to the time of the granting of such Options, then the total maximum number of shares of Common Stock issuable upon the exercise of such Options or upon conversion or exchange of the total maximum amount of such Convertible Securities issuable upon the exercise of such Options shall be deemed to have been issued for such price per share as of the date of granting of such Options or the issuance of such Convertible Securities and thereafter shall be deemed to be outstanding.  Except as otherwise provided in subparagraph 5(d)(3), no adjustment of the Series A Conversion Price, Series A-2 Conversion Price, Series B Conversion Price, or Series C Conversion Price shall be made upon the actual issue of such Common Stock or of such Convertible Securities upon exercise of such Options or upon the actual issue of such Common Stock upon conversion or exchange of such Convertible Securities.

(d)(2) Issuance of Convertible Securities.  In case the Corporation shall in any manner issue (whether directly or by assumption in a merger or otherwise) or sell any Convertible Securities, whether or not the rights to exchange or convert any such Convertible Securities are immediately exercisable, and the price per share for which Common Stock is issuable upon such conversion or exchange (determined by dividing (i) the total amount received or receivable by the Corporation as consideration for the issue or sale of such Convertible Securities, plus the minimum aggregate amount of additional consideration, if any, payable to the Corporation upon the conversion or exchange thereof, by (ii) the total maximum number of shares of Common Stock issuable upon the conversion or exchange of all such Convertible Securities) shall be less than the Series A Conversion Price, Series A-2 Conversion Price, Series B Conversion Price, or Series C Conversion Price in effect immediately prior to the time of such issue or sale, then the total maximum number of shares of Common Stock issuable upon conversion or exchange of all such Convertible Securities shall be deemed to have been issued for such price per share as of the date of the issue or sale of such Convertible Securities and thereafter shall be deemed to be outstanding, provided that (a) except as otherwise provided in subparagraph 5(d)(3), no adjustment of the Series A Conversion Price, Series A-2 Conversion Price, Series B Conversion

Price, Series C Conversion Price shall be made upon the actual issue of such Common Stock upon conversion or exchange of such Convertible Securities and (b) if any such issue or sale of such Convertible Securities is made upon exercise of any Options to purchase any such Convertible Securities for which adjustments of the Series A Conversion Price, Series A-2 Conversion Price, Series B Conversion Price, or Series C Conversion Price have been or are to be made pursuant to other provisions of this subparagraph 5(d), no further adjustment of the Series A Conversion Price, Series A-2 Conversion Price, Series B Conversion Price, or Series  C Conversion Price shall be made by reason of such issue or sale.

(d)(3) Change in Option Price or Conversion Rate. Upon the happening of any of the following events, namely, if the purchase price provided for in any Option referred to in subparagraph 5(d)(1), the additional consideration, if any, payable upon the conversion or exchange of any Convertible Securities referred to in subparagraph 5(d)(1) or 5(d)(2), or the rate at which Convertible Securities referred to in subparagraph 5(d)(1) or 5(d)(2) are convertible into or exchangeable for Common Stock shall change at any time (including, but not limited to, changes under or by reason of provisions designed to protect against dilution), the Series A Conversion Price, Series A-2 Conversion Price, Series B Conversion Price, or Series C Conversion Price in effect at the time of such event shall forthwith be readjusted to the Series A Conversion Price, Series A-2 Conversion Price, Series B Conversion Price, or Series C Conversion Price, as applicable, which would have been in effect at such time had such Options or Convertible Securities still outstanding provided for such changed purchase price, additional consideration or conversion rate, as the case may be, at the time initially granted, issued or sold, but only if as a result of such adjustment the Series A Conversion Price, Series A-2 Conversion Price, Series B Conversion Price, or Series C Conversion Price then in effect hereunder is thereby reduced; and on the termination of any such Option or any such right to convert or exchange such Convertible Securities, the Series A Conversion Price, Series A-2 Conversion Price, Series B Conversion Price, or Series C Conversion Price then in effect hereunder shall forthwith be increased to the Series A Conversion Price, Series A-2 Conversion Price, Series B Conversion Price, or Series C Conversion Price, as applicable, which would have been in effect at the time of such termination had such Option or Convertible Securities, to the extent outstanding immediately prior to such termination, never been issued.

(d)(4) Stock Dividends. In case the Corporation shall declare a dividend or make any other distribution upon any stock of the Corporation (other than the Common Stock) payable in Common Stock, Options or Convertible Securities, then any Common Stock, Options or Convertible Securities, as the case may be, issuable in payment of such dividend or distribution shall be deemed to have been issued or sold without consideration.

(d)(5) Consideration for Stock.  In case any shares of Common Stock, Options or Convertible Securities shall be issued or sold for cash, the consideration received therefor shall be deemed to be the amount received by the Corporation therefor, without deduction therefrom of any expenses incurred or any underwriting commissions or concessions paid or allowed by the Corporation in connection therewith.  In case any shares of Common Stock, Options or Convertible Securities shall be issued or sold for a consideration other than cash, the amount of the consideration other than cash received by the Corporation shall be deemed to be the fair value of such consideration as determined in good faith by the Board of Directors of the Corporation, without deduction of any expenses incurred or any underwriting commissions or concessions paid or allowed by the Corporation in connection therewith.  In case any Options shall be issued in connection with the issue and sale of other securities of the Corporation, together comprising one integral transaction in which no specific consideration is allocated to such Options by the parties thereto, such Options shall be deemed to have been issued for such consideration as determined in good faith by the Board of Directors of the Corporation.

(d)(6) Record Date. In case the Corporation shall take a record of the holders of its Common Stock for the purpose of entitling them (i) to receive a dividend or other distribution payable in Common Stock, Options or Convertible Securities or (ii) to subscribe for or purchase Common Stock, Options or Convertible Securities, then such record date shall be deemed to be the date of the issue or sale of the shares of Common Stock deemed to have been issued or sold upon the declaration of such dividend or the making of such other distribution or the date of the granting of such right of subscription or purchase, as the case may be.

(d)(7) Treasury Shares. The number of shares of Common Stock outstanding at any given time shall not include shares owned or held by or for the account of the Corporation, and the disposition of any such shares shall be considered an issue or sale of Common Stock for the purpose of this subparagraph 5(d).

(e)           Certain Issues of Common Stock Excepted. Anything herein to the contrary notwithstanding, the Corporation shall not be required to make any adjustment to the Series A Conversion Price, Series A-2 Conversion Price, Series B Conversion Price or Series C Conversion Price, in the case of any securities issued from and after the date of filing of this Amended and Restated Certificate of Incorporation (1) upon conversion of any shares of the Series A Preferred, Series A-2 Preferred, Series B Preferred, or Series C Preferred, (2) solely in consideration for the acquisition (whether by merger or otherwise) by the Corporation or any of its subsidiaries of all or substantially all of the stock or assets of any other entity as long as the issuance is approved by the Board of Directors, which approval includes the approval of both (A)at least one of the Series A Directors and  (B) the Series B/C Director and such issuance is for other than primarily equity financing purposes, (3) pursuant to a Qualified Offering as defined in subparagraph 5(n), (4) up to an aggregate of 26,567,203 shares (appropriately adjusted to reflect the occurrence of any event described in subparagraph 5(f)), or such greater number of shares as may be approved from time to time by the Board of Directors, which approval includes the approval of both (A) at least one of the Series A Directors and (B) the Series B/C Director, of Common Stock to directors, officers, employees or consultants of the Corporation in connection with their service as directors of the Corporation, their employment by the Corporation or their retention as consultants by the Corporation, plus such number of shares of Common Stock which are repurchased by the Corporation from such persons after such date pursuant to contractual rights held by the Corporation, (5) to financial institutions, lenders or lessors in connection with lease liens, equipment financings or other loans so long as the issuance is approved by the Board of Directors, which approval includes the approval of both (A) at least one of the Series A Directors and (B) the Series B/C Director and such issuance is for other than primarily equity financing purposes, (6) to vendors, trade partners, service providers, or in connection with strategic relationships so long as the issuance is approved by the Board of Directors, which approval includes the approval of both (A) at least one of the Series A Directors and  (B) the Series B/C Director and such issuance is for other than primarily equity financing purposes, and (7) upon issuance of shares of Series C Preferred.

(f)            Subdivision or Combination of Common Stock.  In case the Corporation shall at any time subdivide (by any stock split, stock dividend or otherwise) its outstanding shares of Common Stock into a greater number of shares, the Series A Conversion Price, Series A-2 Conversion Price, the Series B Conversion Price, and the Series C Conversion Price in effect immediately prior to such subdivision shall be proportionately reduced, and, conversely, in case the outstanding shares of Common Stock shall be combined into a smaller number of shares, the

Series A Conversion Price, Series A-2 Conversion Price, Series B Conversion Price and Series C Conversion Price in effect immediately prior to such combination shall be proportionately increased. In the case of any such subdivision, no further adjustment shall be made pursuant to subparagraph 5(d)(4) by reason thereof.

(g)           Reorganization or Reclassification.  If any capital reorganization or reclassification of the capital stock of the Corporation shall be effected in such a way that holders of Common Stock shall be entitled to receive stock, securities or assets with respect to or in exchange for Common Stock, then, as a condition of such reorganization or reclassification, lawful and adequate provisions shall be made whereby each holder of a share or shares of Series A Preferred, Series A-2 Preferred, Series B Preferred, and Series C Preferred shall thereupon have the right to receive, upon the basis and upon the terms and conditions specified herein and in lieu of the shares of Common Stock immediately theretofore receivable upon the conversion of such share or shares of Series A Preferred, Series A-2 Preferred, Series B Preferred, or Series C Preferred, such shares of stock, securities or assets as may be issued or payable with respect to or in exchange for a number of outstanding shares of such Common Stock equal to the number of shares of such Common Stock immediately theretofore receivable upon such conversion had such reorganization or reclassification not taken place, and in any such case appropriate provisions shall be made with respect to the rights and interests of such holder to the end that the provisions hereof (including without limitation provisions for adjustments of the Series A Conversion Price, Series A-2 Conversion Price, Series B Conversion Price, or Series C Conversion Price) shall thereafter be applicable, as nearly as may be, in relation to any shares of stock, securities or assets thereafter deliverable upon the exercise of such conversion rights.

(h)           Notice of Adjustment.  Upon any adjustment of the Series A Conversion Price, Series A-2 Conversion Price, Series B Conversion Price, or Series C Conversion Price, as the case may be, then and in each such case the Corporation shall give written notice thereof, by delivery in person, certified or registered mail, return receipt requested, telecopier or telex, addressed to each holder of shares of Series A Preferred, Series A-2 Preferred, Series B Preferred, or Series C Preferred at the address of such holder as shown on the books of the Corporation, which notice shall state the Series A Conversion Price, Series A-2 Conversion Price, Series B Conversion Price, or Series C Conversion Price, as the case may be, resulting from such adjustment, setting forth in reasonable detail the method upon which such calculation is based.

(i)            Other Notices.  In case at any time:

(1)           the Corporation shall declare any dividend upon its Common Stock payable in cash or stock or make any other distribution to the holders of its Common Stock;

(2)           the Corporation shall offer for subscription pro rata to the holders of its Common Stock any additional shares of stock of any class or other rights;

(3)           there shall be any capital reorganization or reclassification of the capital stock of the Corporation, or a consolidation or merger of the Corporation with or into another entity or entities, or a sale, lease, abandonment, transfer or other disposition of all or substantially all its assets; or

(4)           there shall be a voluntary or involuntary dissolution, liquidation or winding up of the Corporation;

then, in any one or more of said cases, the Corporation shall give, by delivery in person, certified or registered mail, return receipt requested, telecopier or telex, addressed to each holder of any shares of Series A Preferred, Series A-2 Preferred, Series B Preferred, and Series C Preferred at the address of such holder as shown on the books of the Corporation, (a) at least 10 days’ prior written notice of the date on which the books of the Corporation shall close or a record shall be taken for such dividend, distribution or subscription rights or for determining rights to vote in respect of any such reorganization, reclassification, consolidation, merger, disposition, dissolution, liquidation or winding up and (b) in the case of any such reorganization, reclassification, consolidation, merger, disposition, dissolution, liquidation or winding up, at least 10 days’ prior written notice of the date when the same shall take place. Such notice in accordance with the foregoing clause (a) shall also specify, in the case of any such dividend, distribution or subscription rights, the date on which the holders of Common Stock shall be entitled thereto and such notice in accordance with the foregoing clause (b) shall also specify the date on which the holders of Common Stock shall be entitled to exchange their Common Stock for securities or other property deliverable upon such reorganization, reclassification, consolidation, merger, disposition, dissolution, liquidation or winding up, as the case may be.

(j)            Stock to be Reserved.  The Corporation will at all times reserve and keep available out of its authorized Common Stock, solely for the purpose of issuance upon the conversion of Preferred Stock as herein provided, such number of shares of Common Stock as shall then be issuable upon the conversion of all outstanding shares of Preferred Stock.  The Corporation covenants that all shares of Common Stock which shall be so issued shall be duly and validly issued and fully paid and nonassessable and free from all taxes, liens and charges with respect to the issue thereof, and, without limiting the generality of the foregoing, the Corporation covenants that it will from time to time take all such action as may be requisite to assure that the par value per share of the Common Stock is at all times equal to or less than the Series A Conversion Price, Series A-2 Conversion Price, Series B Conversion Price, and Series C Conversion Price in effect at the time. The Corporation will take all such action as may be necessary to assure that all such shares of Common Stock may be so issued without violation of any applicable law or regulation, or of any requirement of any national securities exchange upon which the Common Stock may be listed.  The Corporation will not take any action which results in any adjustment of the Series A Conversion Price, Series A-2 Conversion Price, Series B Conversion Price, or Series C Conversion Price if the total number of shares of Common Stock issued and issuable after such action upon conversion of the Preferred Stock would exceed the total number of shares of Common Stock then authorized by this Amended and Restated Certificate of Incorporation.

(k)           No Reissuance of Preferred Stock.  Shares of Preferred Stock which are converted into shares of Common Stock as provided herein shall not be reissued.

(l)            Issue Tax.  The issuance of certificates for shares of Common Stock upon conversion of Series A Preferred, Series A-2 Preferred, Series B Preferred, or Series C Preferred shall be made without charge to the holders thereof for any issuance tax in respect thereof, provided that the Corporation shall not be required to pay any tax which may be payable in respect of any transfer involved in the issuance and delivery of any certificate in a name other than that of the holder of the Series A Preferred, Series A-2 Preferred, Series B Preferred, or Series C Preferred which is being converted.

(m)          Closing of Books.  The Corporation will at no time close its transfer books against the transfer of any Preferred Stock or of any shares of Common Stock issued or issuable upon the conversion of any shares of Preferred Stock in any manner which interferes with the timely conversion of such Series A Preferred, Series A-2 Preferred, Series B Preferred, or Series C Preferred, except as may otherwise be required to comply with applicable securities laws.

(n)           Mandatory Conversion.  If at any time the Corporation shall effect a firm commitment underwritten public offering of shares of Common Stock in which (i) the aggregate price paid for such shares by the public shall be at least $30,000,000 and (ii) the price paid by the public for such shares shall be at least $3.57 per share (appropriately adjusted to reflect the occurrence of any event described in subparagraph 5(f) (a “Qualified Offering”)), then effective upon the closing of the sale of such shares by the Corporation pursuant to such public offering, all outstanding shares of Series A Preferred, Series A-2 Preferred, Series B Preferred, and Series C Preferred shall automatically convert to shares of Common Stock on the basis set forth in this paragraph 5.  Holders of shares of Series A Preferred, Series A-2 Preferred, Series B Preferred, and Series C Preferred so converted may deliver to the Corporation at its principal office (or such other office or agency of the Corporation as the Corporation may designate by notice in writing to such holders) during its usual business hours, the certificate or certificates for the shares so converted.  As promptly as practicable thereafter, the Corporation shall issue and deliver to such holder a certificate or certificates for the number of whole shares of Common Stock to which such holder is entitled, together with any cash dividends and payment in lieu of fractional shares to which such holder may be entitled pursuant to subparagraph 5(c).  Until such time as a holder of shares of Series A Preferred, Series A-2 Preferred, Series B Preferred, and Series C Preferred shall surrender his or its certificates therefor as provided above, such certificates shall be deemed to represent the shares of Common Stock to which such holder shall be entitled upon the surrender thereof.

(o)           No Impairment.  The Corporation will not, by amendment of its Amended and Restated Certificate of Incorporation or through any reorganization, recapitalization, transfer of assets, consolidation, merger, dissolution, issuance or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Corporation, unless it (and the Corporation will) at all times in good faith assist in the carrying out of all of the provisions of this Section 5 and in the taking of all such actions as may be necessary or appropriate in order to protect the conversion rights of the holders of Preferred Stock against impairment.  Notwithstanding the foregoing, nothing in this Section 5(o) shall prohibit the Corporation from amending its Certificate of Incorporation with the requisite consent of its stockholders (including, without limitation, as required by Section 4 above) and the board of directors.

(p)           Minimum Adjustment.  No adjustment in the Conversion Price of any series of Preferred Stock need be made in such adjustment would result in a change of the Conversion Price of less than $0.01.  Any adjustment of less than $0.01 which is not made shall be carried forward and shall be made at the time of and together with any subsequent adjustment which, on a cumulative basis, amounts to an adjustment of $0.01 or more in such Conversion Price.  All calculations made under this Section 5 shall be made to the nearest cent or to the nearest one hundredth (1/100) of a share, as the case may be.

(q)           Waiver of Adjustment of Conversion Price. Notwithstanding anything herein to the contrary, any downward adjustment of the Conversion Price of any series of Preferred Stock may be waived by the consent or vote of the holders of, in the case of Series A Preferred Stock and Series A-2 Preferred Stock at least 50%, in the case of Series B Preferred Stock at least 66 2/3%, and in the case of Series C Preferred Stock at least 70% of the outstanding shares of such series of Preferred Stock either before or after the issuance causing such adjustment.

6.             Redemption.  The outstanding shares of (1) Series A Preferred, Series A-2 Preferred, and Series B Preferred shall, with the prior written consent of the holders of not less than 70% of the then outstanding shares of Series C Preferred, be redeemed at the written request of the holders of a majority of the then outstanding shares of Series A Preferred, Series A-2 Preferred, Series B Preferred and Series C Preferred Stock voting together as a single class, or (2) Series C Preferred Stock shall be redeemed at the written request of the holders of not less than 70% of the then outstanding shares of Series C Preferred (any such request, a “Redemption Election”), as provided herein, provided that the conversion of the Series C Preferred Stock has not occurred prior to the Series C Redemption Date (as defined below), in the case of the redemption of Series C Preferred Stock, and the conversion of the Series A Preferred, Series A-2 Preferred, and Series B Preferred Stock has not occurred by the Initial Permitted Redemption Date (as defined below), in the case of the redemption of Series A Preferred, Series A-2 Preferred, and Series B Preferred Stock.

(a)           Option of Holders of Series C Preferred. If the Company has received a Redemption Election for the outstanding shares of Series C Preferred Stock at any time on or after June 26, 2010 (the “Permitted Series C Redemption Date”), the Corporation shall redeem all outstanding shares of Series C Preferred on the first date such redemption is required (the “Series C Redemption Date”).

(b)           Option of Holders.  If the Company has received a Redemption Election at any time on or after June 26, 2011 (the “Initial Permitted Redemption Date”), the Corporation shall redeem all outstanding shares of Series A Preferred, Series A-2 Preferred, and Series B Preferred, provided that, at the Company’s option, it may elect to redeem such Preferred Stock in three equal installments on the first date such redemption is required (an “Initial Redemption Date”) and each of the next two anniversaries thereof (each, together with the Series C Redemption Date and the Initial Redemption Date with respect thereto, a “Redemption Date”).

(c)           Redemption Price and Payment.  The shares of Series A Preferred, Series A-2 Preferred, Series B Preferred, and Series C Preferred to be redeemed on any Redemption Date shall be redeemed by paying for each share of Series A Preferred in cash an amount equal to $0.60, for each share of Series A-2 Preferred in cash an amount equal to $0.86 per share, for each share of Series B Preferred in cash an amount equal to $0.60 per share, and for each share of Series C Preferred in cash an amount equal to $1.19 per share, plus, (i) in the case of each Series A Preferred share, an amount equal to all Series A Accruing Dividends unpaid thereon (whether or not declared), and any other dividends declared but unpaid thereon, computed to such Redemption Date, (ii) in the case of each Series A-2 Preferred share, an amount equal to all Series A-2 Accruing Dividends unpaid thereon (whether or not declared), and any other dividends declared but unpaid thereon, computed to such Redemption Date, (iii) in the case of each Series B Preferred share, an amount equal to all Series B Accruing Dividends unpaid thereon (whether or not declared), and any other dividends declared but unpaid thereon, computed to such Redemption Date, and (iv) in the case of each Series C Preferred share, an amount equal to all Series C Accruing Dividends unpaid thereon (whether or not declared), and any other dividends declared but unpaid thereon, computed to such Redemption Date.  Such payment shall be made in full on the applicable Redemption Date to the holders entitled thereto.

(d)           Redemption Mechanics.  At least 20 but not more than 30 days prior to the Permitted Series C Redemption Date and the Initial Permitted Redemption Date, written notice (the “Redemption Notice”) shall be given by the Corporation by delivery in person, certified or registered mail, return receipt requested, telecopier or telex, to each holder of record (at the close of business on the business day next preceding the day on which the Redemption Notice is given) of shares of Series C Preferred, in the case of the Permitted Series C Redemption Date, and the

Series A Preferred, Series A-2 Preferred, and Series B Preferred, in the case of the Initial Permitted Redemption Date, notifying such holder of: (i) the redemption and specifying the Redemption Price, (ii) the Permitted Series C Redemption Date and the Initial Permitted Redemption Date, as applicable, (iii) in the case of the Initial Permitted Redemption Date, whether the Corporation will, if a redemption is requested, elect to redeem in three installments as contemplated in paragraph 6(a), the number of shares of Series A Preferred, Series A-2 Preferred, and Series B Preferred which could be redeemed from such holder thereon (computed on a pro rata basis in accordance with the number of such shares held by all holders thereof), and (iv) the place where said Redemption Price shall be payable.  The Redemption Notice shall be addressed to each holder at his address as shown by the records of the Corporation.  The holders of Series A Preferred, Series A-2 Preferred, Series B Preferred, and Series C Preferred, if electing to redeem, shall transmit a Redemption Election to the Corporation. The Corporation shall deliver a Redemption Notice at least 10 but not more than 20 days prior to each Redemption Date, to each holder of Series C Preferred Stock, in the case of the Series C Redemption Date, and to each holder of Series A Preferred, Series A-2 Preferred, and Series B Preferred, in the case of the Initial Permitted Redemption Date and each anniversary Redemption Date thereof.  The Series C Redemption Date shall be the date 30 days following the receipt by the Corporation of the Redemption Election relating to such redemption.  The Initial Redemption Date with respect to a redemption of shares of Series A Preferred, Series A-2 Preferred, and Series B Preferred hereunder (other than the Initial Permitted Redemption Date, if applicable) shall be the date 30 days following the receipt by the Corporation of the Redemption Election relating to such redemption, and each subsequent Redemption Date with respect to such redemption, if applicable, shall be the anniversary of the previous Redemption Date.  If a Redemption Election has been delivered, from and after the close of business on each Redemption Date relating to such Redemption Election, unless there shall have been a default in the payment of the Redemption Price, all rights of holders of shares of Series A Preferred, Series A-2 Preferred, Series B Preferred, and Series C Preferred (except the right to receive the Redemption Price) shall cease with respect to the shares redeemed on such Redemption Date, and such shares shall not thereafter be transferred on the books of the Corporation or be deemed to be outstanding for any purpose whatsoever. If the funds of the Corporation legally available for redemption of shares of Series A Preferred, Series A-2 Preferred, Series B Preferred, and Series C Preferred on a Redemption Date are insufficient to redeem the total number of shares of Series A Preferred, Series A-2 Preferred, Series B Preferred, and Series C Preferred requested to be redeemed on such Redemption Date, (1) first, the holders of Series C Preferred shall share ratably in any funds legally available for redemption of such shares until all such shares are redeemed and (2) then, after the total number of shares of Series C Preferred requested to be redeemed on such Redemption Date are so redeemed, the holders of such other shares shall share ratably in any funds legally available for redemption of such shares according to the respective amounts which would be payable to them if the full number of shares to be redeemed on such Redemption Date were actually redeemed.  The shares of Series A Preferred, Series A-2 Preferred, Series B Preferred, and Series C Preferred required to be redeemed but not so redeemed shall remain outstanding and entitled to all rights and preferences provided herein. At any time thereafter when additional funds of the Corporation are legally available for the redemption of such shares of  Series A Preferred, Series A-2 Preferred, Series B Preferred, and Series C Preferred, such funds will be used, at the end of the next succeeding fiscal quarter, to redeem the balance of such shares, or such portion thereof for which funds are then legally available, on the basis set forth above.

(e)           Redeemed or Otherwise Acquired Shares to be Retired. Any shares of Preferred Stock redeemed pursuant to this paragraph 6 or otherwise acquired by the Corporation in any manner whatsoever shall be cancelled and shall not under any circumstances be reissued; and the

Corporation may from time to time take such appropriate corporate action as may be necessary to reduce accordingly the number of authorized shares of Preferred Stock.

* * *

FIFTH:   The business and affairs of the Corporation shall be managed by and under the direction of the Board of Directors.

SIXTH:   In furtherance and not in limitation of the powers conferred by statute, the Board of Directors is expressly authorized:

A.            to adopt, repeal, rescind, alter or amend in any respect the Bylaws and to confer in the Bylaws powers and authorities upon the directors of the Corporation in addition to the powers and authorities expressly conferred upon them by statute, each subject to the provisions of Article Fourth, Section D, subparagraph 4(a), (b),  (c) and (d) herein;

B.            from time to time to set apart out of any funds or assets of the Corporation available for dividends an amount or amounts to be reserved as working capital or for any other lawful purpose and to abolish any reserve so created and to determine whether any, and if any, what part, of the surplus of the Corporation or its net profits applicable to dividends shall be declared in dividends and paid to stockholders, and all rights of the holders of stock of the Corporation in respect of dividends shall be subject to the power of the Board of Directors so to do;

C.            subject to the laws of the State of Delaware and the provisions of Article Fourth, Section D, subparagraphs 4(a),  (c) and (d) hereof, from time to time to sell, lease or otherwise dispose of any part or parts of the properties of the Corporation and to cease to conduct the business connected therewith or again to resume the same, as it may deem best; and

D.            in addition to the powers and authorities herein before and by the laws of the State of Delaware conferred upon the Board of Directors, to execute all such powers and to do all acts and things as may be exercised or done by the Corporation; subject, nevertheless, to the express provisions of said laws of the Certificate of Incorporation of the Corporation and its Bylaws.

SEVENTH:   Meetings of stockholders of the Corporation may be held within or without the State of Delaware, as the Bylaws may provide.  The books of the Corporation may be kept (subject to any provision of applicable law) outside the State of Delaware at such place or places as may be designated from time to time by the Board of Directors or in the Bylaws.

EIGHTH:   Subject to the provisions herein, the Corporation reserves the right to adopt, repeal, rescind, alter or amend in any respect any provision contained in this Amended and Restated Certificate of Incorporation in the manner now or hereafter prescribed by applicable law, and all rights conferred on stockholders herein are granted subject to this reservation.

NINTH:   A director of the Corporation shall not be liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except to the extent such exemption from liability or limitation thereof is not permitted under the DGCL as the same exists or may hereafter be amended.  Any repeal or modification of this Article NINTH shall not adversely affect any right or protection of a director of the Corporation existing hereunder with respect to any act or omission occurring prior to such repeal or modification.  No amendment to or repeal of this Article NINTH shall apply to or have any effect on the liability or alleged liability of any director of the Corporation for or with respect to any acts or omissions of such director occurring prior to such amendment or repeal.  To the fullest extent authorized by law, the Board of Directors, acting on behalf of the Corporation, shall indemnify or advance costs of defense, or commit the Corporation to indemnify or advance costs of defense in the future, to any person who is made, or threatened to be made, a party to an action, suit or proceeding, whether civil, criminal, administrative, investigative or otherwise (including an action, suit or proceeding by or in the right of the Corporation) by reason of the fact that the person is or was a director, officer, employee or agent of the Corporation or a fiduciary within the meaning of the Employee Retirement Income Security Act of 1974 with respect to any employee benefit plan of the Corporation, or serves or served at the request of the Corporation as a director, officer, partner, trustee, agent or employee, or fiduciary of an employee benefit plan, of another Corporation, partnership, joint venture, trust, employee benefit plan or other enterprise.  This Article NINTH shall not be deemed exclusive of any other provision for indemnification of directors, officers, fiduciaries, employees or agents that may be included in any statute, bylaw, resolution of shareholders or directors, agreement or otherwise, either as to action in any official capacity or action in another capacity while holding office.

The foregoing amendment and restatement of the Certificate of Incorporation has been duly approved by the Board of Directors.

The forgoing amendment and restatement of the Certificate of Incorporation has been proposed by the Board of Directors and duly approved by the written consent of the stockholders in accordance with Sections 228, 242 and 245 of the DGCL.

IN WITNESS WHEREOF, the undersigned Chief Executive Officer of the Corporation, as of this 12th day of November, 2007, hereby acknowledges that the foregoing Amended and Restated Certificate of Incorporation is the act and deed of the Corporation and that the facts stated therein are true.

/s/ David Hagan
David Hagan, Chief Executive Officer